Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES FINANCIAL RESULTS

Huntington, WV   August 14, 2020- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company and Nitro Construction Services, announced financial results for the three and nine months ended June 30, 2020. Energy Services earned revenues of $30.8 million and $74.7 million for the three and nine months ended June 30, 2020, respectively. Net loss available to common shareholders was ($95,000) and ($2.0) million for the three and nine months ended June 30, 2020, respectively. The Company had adjusted EBITDA of $1.4 million ($0.10 per share) and $1.1 million ($0.08 per share) for the three and nine months ended June 30, 2020, respectively. The backlog at June 30, 2020 was $69.8 million.

Douglas Reynolds, President, commented on the announcement. “The COVID-19 pandemic had a significant effect on the three months ended June 30, 2020. However, many of our customers have continued with projects and we are receiving new bid opportunities. Also, our employee count at June 30, 2020 was higher compared to March 31, 2020.” Reynolds continued, “While we are seeing positive signs, we could see a significant impact in the fourth quarter of fiscal year if there is a worsening of the pandemic.”

Below is a comparison of the Company’s unaudited operating results for the three and nine months ended June 30, 2020 and 2019:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019

Revenue	$30,762,725	$40,187,978	$74,678,432	$136,257,561

Cost of revenues	27,936,548	36,936,926	69,425,044	128,580,270

Gross profit	2,826,177	3,251,052	5,253,388	7,677,291

Selling and administrative expenses	2,532,141	2,021,359	7,473,422	6,790,032
Income (loss) from operations	294,036	1,229,693	(2,220,034)	887,259

Other income (expense)
Interest income	83	-	53,332	58,023
Other nonoperating expense	(53,793)	(25,736)	(130,472)	(79,312)
Interest expense	(101,335)	(331,067)	(400,197)	(744,541)
Gain on sale of equipment	43,296	68,672	563,062	206,241
	(111,749)	(288,131)	85,725	(559,589)
Income (loss) before income taxes	182,287	941,562	(2,134,309)	327,670
Income tax expense (benefit)	200,242	455,805	(347,629)	334,987
Net (loss) income	(17,955)	485,757	(1,786,680)	(7,317)
Dividends on preferred stock	77,250	77,250	231,750	231,750

Net (loss) income available to common shareholders	$(95,205)	$408,507	$(2,018,430)	$(239,067)

Weighted average shares outstanding-basic	13,627,293	13,985,579	13,844,340	14,080,299
Weighted average shares-diluted	13,627,293	17,418,912	13,844,340	14,080,299

(Loss) earnings per share available to common shareholders	$(0.007)	$0.029	$(0.146)	$(0.017)
(Loss) earnings per share-diluted available to common shareholders	$(0.007)	$0.023	$(0.146)	$(0.017)

Please refer to the table below that reconciles adjusted EBITDA and adjusted EBITDA per common share with net (loss) income available to common shareholders:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	Unaudited	Unaudited	Unaudited	Unaudited

Net (loss) income available to common shareholders	$(95,205)	$408,507	$(2,018,430)	$(239,067)

Add: Income tax benefit (expense)	200,242	455,805	(347,629)	334,987

Add: Dividends on preferred stock	77,250	77,250	231,750	231,750

Add: Interest expense	101,335	331,067	400,197	744,541

Less: Non-operating expense (income)	10,414	(42,936)	(485,922)	(184,952)

Add: Depreciation expense	1,097,750	1,073,387	3,315,541	3,187,733
Adjusted EBITDA	$1,391,786	$2,303,080	$1,095,507	$4,074,992
Common shares outstanding	13,627,293	13,985,579	13,844,340	14,080,299
Adjusted EBITDA per common share	$0.10	$0.16	$0.08	$0.29

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source:	Energy Services of America Corporation

Contact:	Douglas Reynolds, President
(304)-522-3868